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Exhibit 24

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Thomas F. Karam, André C. Bouchard and David J. Kvapil, acting individually or together, as such person's true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and revocation, to act in any capacity for such person and in such person's name, place, and stead in executing a Registration Statement on Form S-4 and any amendments thereto, and filing said Registration Statement, together with all exhibits thereto and any other documents connected therewith, with the Securities and Exchange Commission for the purpose of registering debt securities of Panhandle Eastern Pipe Line Company, LLC.

Dated: May 10, 2004

/s/ GEORGE L. LINDEMANN George L. Lindemann
/s/ JOHN E. BRENNAN John E. Brennan
/s/ THOMAS F. KARAM Thomas F. Karam

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POWER OF ATTORNEY